EXHIBIT 23(c)

CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERTS

We hereby consent to the references made to Taylor  Consulting Group, Inc. under
the  headings   "Determination   of  Offering   Price"  and  "Experts"  in  this
Registration Statement on Form S-2.


/s/ Taylor Consulting Group, Inc.


Atlanta, Georgia
September 25, 2003